SHAREHOLDER AGREEMENT

      This SHAREHOLDER AGREEMENT (this "Agreement") is made as of August 19, 2004 by and among the parties listed on the signature page hereto (individually, a "Shareholder" and collectively, the "Shareholders").

                                    PREAMBLE

      A. Certain of the Shareholders are parties to that certain Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement") for the purchase of Series B Convertible Preferred Stock, par value $.005, (the "Series B Preferred Stock") of Aura Systems, Inc., a Delaware corporation (the "Company"), which is convertible into shares of common stock, par value $.005 (the "Common Stock") of the Company.

      B. Certain of the Shareholders are parties to that certain Amendment and Conversion Agreement of even date herewith (the "Amendment and Conversion Agreement") for the conversion of indebtedness of the Company into Series B Preferred Stock.

      C. Certain of the Shareholders are parties to that certain Settlement Agreement dated as of August __, 2004 whereby certain shares of Series B Preferred Stock are being issued in settlement of litigation (the "Settlement").

      D.. In connection with the Securities Purchase Agreement, Cipora Lavut, Maimon and Ben Moshe each have executed a Promissory Note dated the date hereof (the "Lavut Note", the "Maimon Note" and the "Ben Moshe Note", respectively) (individually, a "Note" and collectively, the "Notes").

      E. To induce each other to enter into the Securities Purchase Agreement, the Amendment and Conversion Agreement and the Settlement the Shareholders have agreed to enter into this Agreement.

      F. Capitalized terms which are not defined in this Agreement shall have the respective meanings ascribed thereto in the Securities Purchase Agreement or the Amendment and Conversion Agreement and , the Settlement

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto hereby agree as follows:

      SECTION 1. BOARD OF DIRECTORS; VOTING OF SHARES.

            1.1. BOARD SIZE. The Company's Certificate of Incorporation is silent on the size of the Board of Directors. The Company's Bylaws, after giving effect to a recent amendment effective on the Closing Date, provide that the Board of Directors shall be seven in number. The Shareholders shall use their best efforts to take all necessary action to cause the size of the Board of Directors of the Company at all times to remain set at seven directors.

            1.2. DIRECTOR DESIGNATION RIGHTS. The Company's Certificate of Incorporation entitles the holders of the Series B Preferred Stock to elect four directors so long as any Series B Preferred Stock is outstanding. Following the Closing Date the Shareholders agree to vote for directors for such four director positions, designated as follows: (i) Leverage shall have the right to designate one director; (ii) Cipora Lavut shall have the right to designate one director;
(iii) Maimon shall have the right to designate one director; and (iv) Ben Moshe shall have the right to designate one director. Such designees may be either the persons nominated by the Company's Board of Directors to serve as directors or such other persons as the Shareholder(s) may designate in accordance with the provisions of this Agreement.

      Upon the occurrence of (x) a Default (as defined in the Lavut Note), the director designation right of Lavut under this Agreement shall terminate, (y) a Default (as defined in the Maimon Note), the director designation right of Maimon under this Agreement shall terminate and (z) a Default (as defined in the Ben Moshe Note), the director designation right of Ben Moshe under this Agreement shall terminate. In addition, if any Shareholder with designation rights under this Agreement ceases to hold any Series B Preferred Stock, the director designation right of such party shall terminate. Any director designated by any Shareholder as an "Initial Director Designee" (as hereinafter defined) pursuant to this Section shall take and hold office only so long as the Shareholder designating such director is not in Default under its respective Note and, upon taking office shall submit a conditional resignation, effective automatically upon termination of such designating Shareholder's director designation rights. If any Shareholder's director designation rights under this Agreement terminate, then any successor director shall be selected by the Board of Directors.

      As a condition to the Closing under the Securities Purchase Agreement, Carl Albert, James S. Harrington and Lawrence Diamant will submit their resignations as members of the Company's Board of Directors, effective as of the Closing Date. The initial director designees (the "Initial Director Designee") of such Shareholders on the Closing Date are as follows:

            Leverage:       Neal Meehan          (Existing director)
            Lavut:          Raymond Yu           (New director)
            Maimon:         Dr. Fred Balister    (New director)
            Ben Moshe:      Izar Fernbach        (New director)

      Each Shareholder with director  designation rights represents and warrants
(i) that any director now or hereafter designated by such Shareholder under this Agreement is not (and will not be at the time of designation) a person of the type described in 17 CFR 230.262(b), the text of which is attached hereto as Exhibit A, and (ii) that the director designation rights held by such Shareholder, the exercise thereof, and the voting for the election of such director do not (and will not) violate any applicable law, statute, rule or regulation or any applicable order or decree, including without limitation any federal or state securities law, statute, rule or regulation or any order or decree of the Securities Exchange Commission or state securities agency.

      For purposes of this Agreement, (i) rights and obligations under this Agreement with respect to voting as shareholders shall also include any shareholder action by written consent pursuant to Delaware law, and (ii) director designation rights under this Agreement shall include the right to designate an initial designee for election as director, as well as the right to change such designation by designating a replacement designee.

      Each Shareholder further acknowledges that, in the event of any subsequent vacancy on the Board of Directors (whether by resignation, removal or death of any such directors) or upon the expiration of a director's term of office, in addition to the right of the Shareholders to designate amongst themselves a successor director to fill such vacancy in accordance with the terms of this Agreement, the Board of Directors of the Company retains the unfettered discretion and right to appoint a director to fill any vacancy in accordance with the Bylaws and to nominate directors for the stockholders to approve at a stockholder meeting (including any action by written consent of the stockholders).

            1.3. BOARD COMPOSITION. Each Shareholder shall use their best efforts to cause the four directors who are elected by the Shareholders to be comprised at all times of the persons designated from time to time in accordance with the director designation rights.

            1.4. VOTING AND OTHER ACTIONS TO EFFECTUATE. Without limiting the generality of the foregoing: (i) each Shareholder shall vote all shares of stock of the Company currently owned or hereafter acquired by such Shareholder which are entitled to vote in any election or removal of such directors by the stockholders of the Company (whether at a stockholder meeting or by written consent) in accordance with the exercise of director designation rights; (ii) each Shareholder shall not vote any such stock or take any other action in any manner which is inconsistent with the terms of this Agreement, including without limitation amending or causing the amendment of the Certificate of Incorporation or Bylaws in any manner inconsistent with the terms of this Agreement; (iii) each Shareholder shall take or cause to be taken all other action necessary to effectuate or implement the director designation rights; (iv) each Shareholder shall also cause their affiliates to do the same.

      SECTION 2. INCREASE IN AUTHORIZED SHARES; VOTING OF SHARES. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock and exercise of all warrants issued in connection therewith, each Shareholder shall vote all shares of stock of the Company currently owned or hereafter acquired by such Shareholder which are entitled to vote on any increase of the authorized shares of Common Stock (whether at a stockholder meeting or by written consent) in favor of an increase to at least such number of shares as shall be sufficient for such purpose, including, but not limited to, voting in favor of any necessary amendment to the Company's Certificate of Incorporation. Each Shareholder shall also cause their affiliates to do the same.

      SECTION 3. INTENTIONALLY OMITTED

      SECTION 4. LEGENDS ON STOCK CERTIFICATE. In order to effectuate the terms of this Agreement, each certificate of stock issued to the Shareholders evidencing ownership of shares of Series B Stock of the Company currently owned or hereafter acquired by such Shareholder shall bear the following legend upon its face or legends of similar effect:

            "THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS CONTAINED IN A SHAREHOLDER AGREEMENT DATED AS OF AUGUST 19, 2004, AS IT MAY BE AMENDED FROM TIME TO TIME."

      SECTION 5. PROTECTIVE PROVISIONS. So long as any shares of Series B Preferred Stock held by the Shareholders shall be outstanding, this Agreement may not be amended or otherwise modified without the written consent of the four Shareholders having director designation rights under this Agreement which have not terminated. Any amendment or modification effected in accordance with this Section shall be binding on all Shareholders.

      SECTION 6. FURTHER ASSURANCES. Each Shareholder covenants and agrees (i) to vote, and otherwise use its best efforts to cause the Company to provide, the full rights and benefits contemplated by this Agreement and to fully comply with and perform each of its obligations contained in this Agreement and shall take any and all action as a stockholder of the Company as may be necessary to cause the Company to provide such rights and benefits and to comply with such obligations and (ii) to execute such further documents and take such further actions as may be necessary or appropriate to effectuate the purposes of this Agreement, including without limitation the granting of irrevocable proxies.

      SECTION 7. TERMINATION. This Agreement shall terminate on the occurrence of any of the following events:

                  (a) As to any single Shareholder, when such Shareholder no longer own any shares of Series B Preferred Stock; or

                  (b) As to all Shareholders, upon the execution of a written agreement by the four Shareholders having director designation rights under this Agreement which have not been terminated.

      SECTION 8. MISCELLANEOUS.

            8.1. NOTICE. Any notices,  consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon transmittal by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. Notice to a Shareholder shall be sent to its facsimile number or at the address set forth below or at such other address as may be furnished in writing to the notifying party:

                                    American Friends of
                                    Karen Chava Bnai Levi
                                    Aries Group attn:  Z. Kurtzman
                                    12100 Wilshire Blvd., Suite 705
                                    Los Angeles, CA 90025
                                    Fax: (310) 820-4118

                                    Edgar Appleby
                                    Peacock Point
                                    Locust Valley, NY 11560
                                    Fax: 516-674-3748

                                    Yair Ben Moshe
                                    7250 Beverly Blvd., Suite 101
                                    Los Angeles, CA 90036
                                    Fax: 323-954-8848

                                    Shmuel Ben Moshe
                                    7250 Beverly Blvd., Suite 101
                                    Los Angeles, CA 90036
                                    Fax: 323-954-8848

                                    Anton d'Espous
                                    22 Rue d'Bearn
                                    9200 St. Cloud, France
                                    92210
                                    Fax: ____________________

                                    Izar Fernbach
                                    7250 Beverly Blvd., Suite 101
                                    Los Angeles, CA 90036
                                    Fax: 323-954-8848

                                    Yaska Ginsberg
                                    P.O. Box 1406
                                    Studio City, CA 91614
                                    Fax: 323-330-1390

                                    Patrick Glen
                                    3003 Windmill Rd.
                                    Torrance, CA 90505
                                    Fax: ____________________

                                    Neal Kaufman
                                    Aries Group
                                    12100 Wilshire Blvd., Suite 705
                                    Los Angeles, CA 90025

                                    Koyah Leverage Partners, L.P.
                                    c/o ICM Asset Management, Inc.
                                    601 West Main Avenue, Suite 600
                                    Spokane WA 99201
                                    Attn: Robert Law
                                    Fax: 509-444-4500

                                    Koyah Partners, L.P.
                                    c/o ICM Asset Management, Inc.
                                    601 West Main Avenue, Suite 600
                                    Spokane WA 99201
                                    Attn: Robert Law
                                    Fax: 509-444-4500

                                    Koyah Ventures LLC
                                    c/o ICM Asset Management, Inc.
                                    601 W. Main Avenue, Suite 600
                                    Spokane, WA 99201
                                    Attn: Robert Law
                                    Fax: 509-444-4500

                                    Zvi Kurtzman
                                    109 N. Kilkea Dr.
                                    Los Angeles, CA 90048
                                    Fax: 310-820-4118

                                    Cipora Lavut
                                    Aries Group attn: Cipora Lavut
                                    12100 Wilshire Blvd., Suite 705
                                    Los Angeles, CA 90025
                                    Fax: (310) 820-4118

                                    David Maimon
                                    P.O. Box 1406
                                    Studio City, CA 91614
                                    Fax: 323-330-1390

                                    Prudent Bear Fund, Inc.
                                    8140 Walnut Hill Lane, Suite 300
                                    Dallas, TX  75206
                                    Attn: Gregg Jahnke
                                    Fax: 214-696-5556

                                    Raven Partners, L.P.
                                    c/o ICM Asset Management, Inc.
                                    601 W. Main Avenue, Suite 600
                                    Spokane, WA 99201
                                    Attn: Robert Law
                                    Fax: 509-444-4500

                                    Arthur Schwartz
                                    Aries Group
                                    12100 Wilshire Blvd., Suite 705
                                    Los Angeles, CA 90025
                                    Fax: (310) 820-4118

                                    James Simmons
                                    c/o ICM Asset Management, Inc.
                                    601 W. Main Avenue, Suite 600
                                    Spokane, WA 99201
                                    Fax: 509-444-4500
                                    TripleNet, LLC
                                    80 W. Wieuca Road
                                    Suite 150
                                    Atlanta, GA 30342
                                    Fax: (404) 250-1612

                                    Steven Veen
                                    7936 E. 6th Street
                                    Downey, CA 90241
                                    Fax: ____________________

            8.2. ADDITIONAL SHAREHOLDERS. Any additional persons or entities acquiring Series B Preferred Stock after the date hereof shall become additional parties to this Agreement with all of the rights and obligations of a Shareholder hereunder by executing and delivering an agreement joining in this Agreement in the form of the Joinder Agreement attached hereto as Exhibit B (a "Joinder Agreement"). In the event of any sale or other transfer of Series B Preferred Stock other than in an open market transaction, the transfer shall be on the condition that the transferee is bound by and subject to the terms of this Agreement, and the transferring Shareholder shall cause the transferee to confirm being bound by and subject to this Agreement by executing and delivering a Joinder Agreement unless such transferee is already a party to this Agreement.

            8.3. NO WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            8.4. GOVERNING LAW; JURISDICTION. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THAT STATE'S CONFLICT OF LAWS PRINCIPLES. ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN LOS ANGELES, CALIFORNIA, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN. ALL PARTIES HERETO WAIVE ANY OBJECTIONS TO THE LOCATION OF THE ABOVE REFERENCED COURTS, INCLUDING BUT NOT LIMITED TO ANY OBJECTION BASED ON LACK OF JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS. NOTWITHSTANDING THE FOREGOING, ANY PARTY OBTAINING ANY ORDER OR JUDGMENT IN ANY OF THE ABOVE REFERENCED COURTS MAY BRING AN ACTION IN A COURT IN ANOTHER JURISDICTION IN ORDER TO ENFORCE SUCH ORDER OR JUDGMENT.

            8.5. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            8.6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

            8.7. NO LIABILITY. No Shareholder with director designation, rights makes any representation or warranty as to the fitness or competence of such Shareholders designee or shall incur any liability for the actions of such designee; it being understood, however, that this Section is not intended to reduce the representation and warranty made by each Shareholder with director designation rights contained in Section 1.2.

            8.8. SPECIFIC PERFORMANCE. Each Shareholder acknowledges that money damages for breach of this Agreement are impossible to measure and would not adequately compensate the other Shareholders for damages resulting from such breach, and that the other Shareholders would suffer irreparable harm from such breach. Accordingly, each Shareholder agrees that the other Shareholders shall be entitled to specific enforcement of this Agreement (including a temporary injunction or restraining order) and, in any action to specifically enforce this Agreement, waives any claim or defense that an adequate remedy exists at law and any requirement to post a bond.

            8.9. ATTORNEYS FEES. In any action to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including without limitation attorneys fees.

            8.10. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            8.11. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            8.12. COUNTERPARTS. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            8.13. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

            8.14. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

                            [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                SHAREHOLDERS:

                                AMERICAN FRIENDS OF
                                KAREN CHAVA BNAI LEVI


                                By:
                                      ------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                      ------------------------------------------


                                ------------------------------------------------
                                EDGAR APPLEBY


                                ------------------------------------------------
                                YAIR BEN MOSHE


                                ------------------------------------------------
                                SHMUEL BEN MOSHE


                                ------------------------------------------------
                                ANTON D'ESPOUS


                                ------------------------------------------------
                                IZAR FERNBACH


                                ------------------------------------------------
                                YASKA GINSBERG


                                ------------------------------------------------
                                PATRICK GLEN


                                ------------------------------------------------
                                NEAL KAUFMAN

                                KOYAH LEVERAGE PARTNERS, L.P.
                                By: Koyah Ventures LLC, its general partner


                                By:
                                   ---------------------------------------------
                                   Name: Robert J. Law
                                   Title: Vice President

                                KOYAH PARTNERS, L.P.
                                By: Koyah Ventures LLC, its general partner


                                By:
                                   ---------------------------------------------
                                   Name: Robert J. Law
                                   Title: Vice President

                                KOYAH VENTURES LLC


                                By:
                                   ---------------------------------------------
                                   Name: Robert J. Law
                                   Title: Vice President


                                ------------------------------------------------
                                ZVI KURTZMAN


                                ------------------------------------------------
                                CIPORA LAVUT


                                ------------------------------------------------
                                DAVID MAIMON

                                PRUDENT BEAR FUND, INC.


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                RAVEN PARTNERS, L.P.
                                By: Koyah Ventures LLC, its general partner


                                By:
                                   ---------------------------------------------
                                   Name: Robert J. Law
                                   Title: Vice President


                                ------------------------------------------------
                                ARTHUR SCHWARTZ


                                ------------------------------------------------
                                JAMES SIMMONS

                                TRIPLENET, LLC


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                ------------------------------------------------
                                STEVEN VEEN

                          ACKNOWLEDGMENT AND AGREEMENT

      The Company hereby acknowledges the existence of the foregoing Agreement, but is not a party to this Agreement and shall not have any obligations under this Agreement except as follows: To effectuate the provisions of Section 8.2 of this Agreement, the Company hereby agrees that: (1) in the event of the issuance of any additional shares of Series B Preferred Stock after the date hereof, the Company shall require, as a condition of the issuance of certificates evidencing such shares, that the person or entity acquiring such shares execute and deliver to each of the other Shareholders a duly executed counterpart of this Joinder Agreement unless such person or entity is already a party to this Agreement, and
(2) all such certificates shall be legended as set forth in Section 4 of the foregoing Agreement.

                                AURA SYSTEMS, INC.


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                    EXHIBIT A

                                 17 CFR 230.262

SS. 230.262 DISQUALIFICATION PROVISIONS.

      Unless, upon a showing of good cause and without prejudice to any other action by the Commission, the Commission determines that it is not necessary under the circumstances that the exemption provided by this Regulation A be denied, the exemption shall not be available for the offer or sale of securities, if:

      (a) The issuer, any of its predecessors or any affiliated issuer:

            (1) Has filed a registration statement which is the subject of any pending proceeding or examination under section 8 of the Act, or has been the subject of any refusal order or stop order thereunder within 5 years prior to the filing of the offering statement required by ss.230.252;

            (2) Is subject to any pending proceeding under ss.230.258 or any similar section adopted under section 3(b) of the Securities Act, or to an order entered thereunder within 5 years prior to the filing of such offering statement;

            (3) Has been convicted within 5 years prior to the filing of such offering statement of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission;

            (4) Is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years prior to the filing of such offering statement, permanently restraining or enjoining, such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; or

            (5) Is subject to a United States Postal Service false representation order entered under 39 U.S.C. ss.3005 within 5 years prior to the filing of the offering statement, or is subject to a temporary restraining order or preliminary injunction entered under 39 U.S.C. ss.3007 with respect to conduct alleged to have violated 39 U.S.C. ss.3005. The entry of an order, judgment or decree against any affiliated entity before the affiliation with the issuer arose, if the affiliated entity is not in control of the issuer and if the affiliated entity and the issuer are not under the common control of a third party who was in control of the affiliated entity at the time of such entry does not come within the purview of this paragraph (a) of this section.

      (b) Any director, officer or general partner of the issuer, beneficial owner of 10 percent or more of any class of its equity securities, any promoter of the issuer presently connected with it in any capacity, any underwriter of the securities to be offered, or any partner, director or officer of any such underwriter:

            (1) Has been convicted within 10 years prior to the filing of the offering statement required by ss.230.252 of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser;

            (2) Is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within 5 years prior to the filing of such offering statement, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser;

            (3) Is subject to an order of the  Commission  entered  pursuant  to section 15(b), 15B(a), or 15B(c) of the Exchange Act, or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-1 et seq.);

            (4) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a national securities exchange registered under section 6 of the Exchange Act or a national securities association registered under section 15A of the Exchange Act for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or

            (5) Is subject to a United States Postal Service false representation order entered under 39 U.S.C. ss.3005 within 5 years prior to the filing of the offering statement required by ss.230.252, or is subject to a restraining order or preliminary injunction entered under 39 U.S.C. ss.3007 with respect to conduct alleged to have violated 39 U.S.C. ss.3005.

      (c) Any underwriter of such securities was an underwriter or was named as an underwriter of any securities:

            (1) Covered by any registration statement which is the subject of any pending proceeding or examination under section 8 of the Act, or is the subject of any refusal order or stop order entered thereunder within 5 years prior to the filing of the offering statement required by ss.230.252; or

            (2) Covered by any filing which is subject to any pending proceeding under ss.230.258 or any similar rule adopted under section 3(b) of the Securities Act, or to an order entered thereunder within 5 years prior to the filing of such offering statement.

                                    EXHIBIT B

                                JOINDER AGREEMENT

      The undersigned, hereby agrees to become a party to the Shareholders Agreement dated as of August 19, 2004, relating to Aura Systems, Inc. as it may be amended from time to time, with all of the rights and obligations of a "Shareholder" thereunder, which obligations include without limitation the obligation to vote for directors as designated by certain parties to the Shareholders Agreement. This Joinder Agreement shall take effect and shall become a part of such Shareholders Agreement immediately upon execution.

      Executed as of the date set forth below.


Dated:                              [Name of Joining Party]
      --------------------------


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    Address:

                                            ------------------------------------

                                            ------------------------------------